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                                                                 Exhibit (a)(16)


                                NORTHERN FUNDS

                       AMENDMENT NO. 16 TO AGREEMENT AND
                             DECLARATION OF TRUST

          WHEREAS, Section 7.3 of the Agreement and Declaration of Trust dated October 12, 1993 (the "Declaration") of Northern Funds (the "Trust") provides that the Declaration may be amended by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such amendment and reciting that it was hereby adopted by the Trustees;

          NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, hereby:

          (1) amend the Declaration to change the designation and name of the Initial Class of the "MarketPower Fund" to the Initial Class of the "MarketCommand Fund"; and

          (2) determine that, pursuant to Section 7.3 of the Declaration, the foregoing amendment shall be effective as of the date set forth below.

          WITNESS our hands as of this 8/th/ day of February, 2000.


/s/ James W. Cozad                    /s/ Raymond E. George
--------------------                  -----------------------
James W. Cozad                        Raymond E. George, Jr.

                                      /s/ Michael E. Murphy
____________________                  -----------------------
Wesley M. Dixon, Jr.                  Michael E. Murphy

/s/ William J. Dolan                  /s/ Mary Jacobs Skinner
--------------------                  -----------------------
William J. Dolan, Jr.                 Mary Jacobs Skinner